Exhibit 10(iii)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 5 (“Post-Effective Amendment No. 5”) of Registration Statement File No. 333-52272 of MetLife Investors Variable Annuity Account One on Form N-4 to the reference to me under the caption “Legal Matters” contained in the Statement of Additional Information in Post-Effective Amendment No. 4 to Registration Statement No. 333-52272 which is incorporated by reference under this Post-Effective Amendment No. 5.

/s/ Richard C. Pearson

Richard C. Pearson, General Counsel

MetLife Investors Insurance Company

Newport Beach, California

July 12, 2004